UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Atlantic Avenue Acquisition Corp
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Atlantic Avenue Acquisition Corp Announces Intent to
Adjourn Special Meeting to Approve Extension Proposal

Stamford, CT September 28, 2022 – Atlantic Avenue Acquisition Corp (the “Company”) (NYSE: ASAQ.U, ASAQ, ASAQ WS), announced today that it intends to adjourn, without conducting any business, the special meeting of its stockholders to be held with respect to the extension of the time the Company has to consummate an initial business combination (the “Extension Meeting”), which is scheduled to occur at 10:00 a.m., Eastern time, on September 29, 2022, and reconvene at 10:00 a.m., Eastern time, on October 4, 2022. The Extension Meeting will still be held virtually at https://www.cstproxy.com/asaqspac/2022.

In connection with the adjournment of the Extension Meeting, the Company is extending the deadline for holders of its Class A common stock to exercise their right to redeem their shares for their pro rata portion of the funds available in the Company’s trust account, or to withdraw any previously delivered demand for redemption, to 5:00 p.m., Eastern time, on September 30, 2022 (two business days before the Extension Meeting).

About Atlantic Avenue Acquisition Corp

Atlantic Avenue Acquisition Corp is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the risk that approval of the Company’s stockholders for the extension is not obtained; the inability of the Company to enter into a definitive agreement with respect to an initial business combination within the time provided in the Company’s amended and restated certificate of incorporation; the level of redemptions made by the Company’s stockholders in connection with the extension and its impact on the amount of funds available in the Company’s trust account to complete an initial business combination; and those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on April 7, 2022, under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact
Barry Best, CFO
Atlantic Avenue Acquisition Corp
info@asaqspac.com
203-989-9709